                                                               FILED PURSUANT TO
                                                        RULE 424 (B) (3) AND (C)
                                                              FILE NO. 333-38528

                             CV THERAPEUTICS, INC.
                         $196,250,000 PRINCIPAL AMOUNT
            4 3/4% CONVERTIBLE SUBORDINATED NOTES DUE MARCH 7, 2007
                                      AND
          SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES

                            ------------------------

    This Prospectus Supplement relates to resales by selling security holders of our 4 3/4% Convertible Subordinated Notes due March 7, 2007 and shares of our common stock into which the notes are convertible.

    This Prospectus Supplement should be read in conjunction with the Prospectus dated June 29, 2000, (the "Prospectus") which is to be delivered with this Prospectus Supplement.

    SEE "RISK FACTORS" BEGINNING ON PAGE 7 OF THE PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING THE NOTES OR OUR COMMON STOCK.

                            ------------------------

    Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                            ------------------------

            The date of this Prospectus Supplement is July 28, 2000.

    The information in the table appearing in the Prospectus under the heading "Selling Security Holders" is superseded by the information appearing in the following table:

                                         PRINCIPAL        COMMON
                                         AMOUNT OF        STOCK                                  COMMON
                                           NOTES         ISSUABLE                   NOTES         STOCK
                                        BENEFICIALLY       UPON        COMMON    OWNED AFTER   OWNED AFTER
                                         OWNED AND      CONVERSION     STOCK     COMPLETION    COMPLETION
NAME                                     OFFERED(1)    OF THE NOTES   OFFERED    OF OFFERING   OF OFFERING
----                                    ------------   ------------   --------   -----------   -----------
AAM/Zazove Institutional Income
  Fund, L.P...........................   $  650,000        10,181      10,181         0             0
Aftra Health Fund.....................      750,000        11,748      11,748         0             0
AL-Bank AL-Saudi AL-Alami Saudi
  International Bank..................      750,000        11,748      11,748         0             0
AIG SoundShore Holdings Ltd...........    2,520,000        39,473      39,473         0             0
AIG SoundShore Opportunity Holding
  Fund Ltd............................    3,410,000        53,414      53,414         0             0
AIG SoundShore Strategic Holding
  Fund Ltd............................      977,000        15,303      15,303         0             0
Argent Classic Convertible Arbitrage
  Fund L.P............................    2,500,000        39,160      39,160         0             0
Argent Classic Convertible Arbitrage
  Fund (Bermuda) L.P..................    3,000,000        46,992      46,992         0             0
Arthur D. Little Employee Investment
  Fund................................      700,000        10,964      10,964         0             0
Aventis Pension Master Trust..........      149,000         2,333       2,333         0             0
Bancroft Convertible Fund, Inc........      250,000         3,916       3,916         0             0
The Bank of New York, as Trustee......    1,100,000        17,230      17,230         0             0
The Bank of New York, Trustee for
  Mark T. Ewing.......................       50,000           783         783         0             0
Bankers Trust Co. Trustee for
  DaimlerChrysler Corp. Emp.#1 Pension
  Plan dtd 4/1/89.....................    4,470,000        70,018      70,018         0             0
Bear Stearns & Co., Inc...............    1,000,000        15,664      15,664         0             0
Boilermaker-Blacksmith Pension
  Trust...............................      870,000        13,627      13,627         0             0
Boulder II Limited....................    1,500,000        23,496      23,496         0             0
Brown & Williamson Tobacco Master
  Retirement Trust....................      250,000         3,916       3,916         0             0
CALAMOS Convertible Fund--
  CALAMOS Investment Trust............    1,100,000        17,230      17,230         0             0
CALAMOS Convertible Portfolio--
  CALAMOS Advisors Trust..............       25,000           391         391         0             0
CALAMOS Global Growth and Income
  Fund--CALAMOS Investment Trust......      160,000         2,506       2,506         0             0
CALAMOS Growth and Income Fund--
  CALAMOS Investment Trust............      620,000         9,711       9,711         0             0
Champion International Corporation
  Master Retirement Trust.............      400,000         6,265       6,265         0             0
City of Albany Pension Plan...........       85,000         1,331       1,331         0             0
City of Knoxville Pension System......      200,000         3,132       3,132         0             0

                                         PRINCIPAL        COMMON
                                         AMOUNT OF        STOCK                                  COMMON
                                           NOTES         ISSUABLE                   NOTES         STOCK
                                        BENEFICIALLY       UPON        COMMON    OWNED AFTER   OWNED AFTER
                                         OWNED AND      CONVERSION     STOCK     COMPLETION    COMPLETION
NAME                                     OFFERED(1)    OF THE NOTES   OFFERED    OF OFFERING   OF OFFERING
----                                    ------------   ------------   --------   -----------   -----------
The Common Fund FAO Absolute Return
  Fund................................      400,000         62,65       62,65         0             0
Credit Suisse First Boston
  Corporation.........................    7,200,000       112,781     112,781         0             0
DeepRock & Co.........................      715,000        11,199      11,199         0             0
Delta Airlines Master Trust...........    1,600,000        25,062      25,062         0             0
Deutsche Bank Securities, Inc.........   18,440,000       288,847     288,847         0             0
Diane D. Goodrich.....................       50,000           783         783         0             0
Donaldson, Lufkin & Jenrette
  Securities Corp.....................    3,450,000        54,041      54,041         0             0
Douglas D. Duke.......................       25,000           391         391         0             0
The Dow Chemical Company Employees'
  Retirement Plan.....................    1,700,000        26,629      26,629         0             0
Duckbill & Co.........................    1,285,000        20,128      20,128         0             0
Ellsworth Convertible Growth and
  Income Fund, Inc....................      250,000         3,916       3,916         0             0
The Fondren Foundation................       55,000           861         861         0             0
Franklin and Marshall College.........      330,000         5,169       5,169         0             0
Greek Catholic Union II...............       10,000           156         156         0             0
Hare and Company (nominee for the Bank
  of New York as investment
  advisor)............................      235,000         3,681       3,681         0             0
Hare and Company (nominee for the Bank
  of New York as trustee).............    1,100,000        17,230      17,230         0             0
Helix Convertible Opportunities
  Fund Ltd............................    1,230,000        19,226      19,266         0             0
Helix Convertible
  Opportunities L.P...................    2,370,000        37,124      37,124         0             0
JP Morgan Securities, Inc.............    5,625,000        88,110      88,110         0             0
James H. Hamersley Rev. Trust UA
  6/23/99.............................       30,000           469         469         0             0
Julius Baer Securities................      650,000        10,181      10,181         0             0
KBC Financial Products................    3,000,000        46,992      46,992         0             0
Kettering Medical Center Funded
  Depreciation Account................       55,000           861         861         0             0
Knoxville Utilities Board Retirement
  System..............................      140,000         2,192       2,192         0             0
Lipper Convertibles, L.P..............   11,000,000       172,306     172,306         0             0
Lord Abbott Bond Debenture Fund.......    2,000,000        31,328      31,328         0             0
Mainstay Convertible Fund.............    2,000,000        31,328      31,328         0             0
Mainstay Strategic Value Fund.........      200,000         3,132       3,132         0             0
Merrill Lynch, Pierce, Fenner & Smith,
  Incorporated........................    9,915,000       155,310     155,310         0             0
Michael FT Maude Discretionary
  Trust...............................       10,000           156         156         0             0
Morgan Stanley Dean Witter Convertible
  Securities Trust....................    1,500,000        23,496      23,496         0             0
New York Life Separate Account #7.....    1,500,000        23,496      23,496         0             0

                                         PRINCIPAL        COMMON
                                         AMOUNT OF        STOCK                                  COMMON
                                           NOTES         ISSUABLE                   NOTES         STOCK
                                        BENEFICIALLY       UPON        COMMON    OWNED AFTER   OWNED AFTER
                                         OWNED AND      CONVERSION     STOCK     COMPLETION    COMPLETION
NAME                                     OFFERED(1)    OF THE NOTES   OFFERED    OF OFFERING   OF OFFERING
----                                    ------------   ------------   --------   -----------   -----------
Norwalk Employees Pension Plan........      800,000        12,531      12,531         0             0
Onex Industrial Partners Limited......    2,500,000        39,160      39,160         0             0
Pebble Capital Inc....................    1,000,000        15,664      15,664         0             0
Pell Rudman Trust Company.............    1,720,000        26,942      26,942         0             0
Penn Treaty Network America Insurance
  Company.............................      440,000         6,892       6,892         0             0
Port Authority of Allegheny County
  Retirement and Disability Allowance
  Plan for the Employee Represented by
  Local 85 of the Amalgamated Transit
  Union...............................      835,000        13,079      13,079         0             0
President and Fellows of Harvard
  College.............................    4,000,000        62,656      62,656         0             0
Robertson Stephens....................    2,500,000        39,160      39,160         0             0
RS Midcap Opportunities Fund..........    1,000,000        15,664      15,664         0             0
San Diego County Employees Retirement
  Association.........................    1,253,750        19,638      19,638         0             0
Silvercreek Limited Partnership.......    1,000,000        15,664      15,664         0             0
SPT...................................      650,000        10,181      10,181         0             0
State Street Bank Custodian for GE
  Pension Trust.......................    2,365,000        37,045      37,045         0             0
The Sylvan C. Coleman Foundation......       70,000         1,096       1,096         0             0
Tribeca Investments LLC...............   38,495,000       602,991     602,991         0             0
Unifi, Inc. Profit Sharing Plan and
  Trust...............................       90,000         1,409       1,409         0             0
United Capital Management, Inc........      250,000         3,916       3,916         0             0
United Food and Commercial Workers
  Local 1262 and Employers Pension
  Fund................................      225,000         3,524       3,524         0             0
Van Waters & Rogers, Inc. Retirement
  Plan (f.k.a. Univar Corporation)....      260,000         4,072       4,072         0             0
White River Securities, LLC...........    1,000,000        15,664      15,664         0             0
Zurich HFR Master Hedge Fund
  Index Ltd...........................      200,000         3,132       3,132         0             0

------------------------

(1) Amounts indicated may be in excess of the total amount registered due to sales or transfers exempt from the registration requirements of the Securities Act since the date upon which the selling holders provided to us the information regarding their notes.